SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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NATIONAL RESEARCH CORPORATION
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NATIONAL RESEARCH CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 6, 2004

To the Shareholders of
    National Research Corporation:

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of National Research Corporation will be held on Thursday, May 6, 2004, at 9:00 A.M., local time, at our corporate offices located at 1245 Q Street, Lincoln, Nebraska 68508, for the following purposes:

1. To elect one director to hold office until the 2007 annual meeting of shareholders and until his successor is duly elected and qualified.

2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The close of business on March 22, 2004 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

        A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors
NATIONAL RESEARCH CORPORATION
Patrick E. Beans
Secretary

Lincoln, Nebraska
April 2, 2004

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

NATIONAL RESEARCH CORPORATION
1245 Q Street
Lincoln, Nebraska 68508

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 6, 2004

        This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of National Research Corporation (the “Company”) beginning on or about April 2, 2004 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Thursday, May 6, 2004, at 9:00 A.M., local time, at the Company’s corporate offices located at 1245 Q Street, Lincoln, Nebraska 68508, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

        Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

        A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the person nominated for election as a director referred to herein and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of one director, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

        Only holders of record of the Company’s common stock, $.001 par value per share (the “Common Stock”), at the close of business on March 22, 2004 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 7,337,187 shares of Common Stock, each of which is entitled to one vote per share.

ELECTION OF DIRECTOR

        The Company’s By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect one director to hold office until the 2007 annual meeting of shareholders and until his successor is duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as a director of the person named as a nominee herein. The Board has no reason to believe that the listed nominee will be unable or unwilling to serve as a director if elected. However, in the event that the nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. The director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the director. Votes will be tabulated by an inspector of elections appointed by the Board.

        The following sets forth certain information, as of March 15, 2004, about the Board’s nominee for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

Nominee for Election at the Annual Meeting

Term expiring at the 2007 Annual Meeting

        Patrick E. Beans, 46, has served as Vice President, Treasurer, Chief Financial Officer and Secretary and a director of the Company since 1997 and as the principal financial officer since he joined the Company in August 1994. From June 1993 until joining the Company, Mr. Beans was the finance director for the Central Interstate Low-Level Radioactive Waste Commission, a five-state compact developing a low-level radioactive waste disposal plan. From 1979 to 1988 and from June 1992 to June 1993, he practiced as a certified public accountant.

THE BOARD RECOMMENDS THE FOREGOING NOMINEE FOR ELECTION AS A DIRECTOR AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEE. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” SUCH NOMINEE.

Directors Continuing in Office

Terms expiring at the 2005 Annual Meeting

        JoAnn M. Martin, 49, has served as a director of the Company since June 2001. Ms. Martin has served as President and Chief Operating Officer of Ameritas Life Insurance Corp., an insurance and financial services company, since April 2003. Prior thereto, Ms. Martin served as Senor Vice President and Chief Financial Officer of Ameritas for more than the last five years. Ms. Martin has served as an officer of Ameritas and/or its affiliates since 1988. Ms. Martin is also a director of the Nebraska Society of CPAs Foundation and of several affiliates of Ameritas.

        Paul C. Schorr III, 67, has served as a director of the Company since February 1998. Mr. Schorr has been the President and Chief Executive Officer of ComCor Holding Inc., an electrical contractor specializing in construction consulting services, since 1987. Mr. Schorr is also a director of Austins Steaks & Saloon, Inc. and Ameritas Life Insurance Corp.

Terms expiring at the 2006 Annual Meeting

        Michael D. Hays, 49, has served as President and Chief Executive Officer and as a director since he founded the Company in 1981. Prior thereto, Mr. Hays served for seven years as a Vice President and a director of SRI Research Center, Inc. (n/k/a the Gallup Organization).

        John N. Nunnelly, 51, has served as a director of the Company since December 1997. Mr. Nunnelly has been the Group President of the Resource Management and Home Health Solutions division of the Information Solutions company of McKesson Corporation, a leader in the healthcare information industry, since April 2000. Mr. Nunnelly has served in various other positions during his 22 year tenure with the Company, including Vice President and General Manager of the Amherst Product Group and Vice President of Sales-Decision Support.

BOARD OF DIRECTORS

Independent Directors and Annual Meeting Attendance

        Of the five directors currently serving on the Board of Directors, the Board has determined that JoAnn M. Martin, John N. Nunnelly and Paul C. Schorr III are “independent directors” as that term is defined in the listing standards of The Nasdaq Stock Market and JoAnn M. Martin, John N. Nunnelly and Paul C. Schorr III also meet the additional independence standards of the Nasdaq Stock Market and the Securities and Exchange Commission for Audit Committee members.

        Directors are expected to attend the Company’s annual meeting of shareholders each year. All five directors attended the Company’s 2003 Annual Meeting.

Committees

        The Board held four meetings in 2003. During 2003, each director attended at least 75% of the total of (1) the meetings of the Board and (2) the meetings held by all committees of the Board on which such director served during 2003.

        The Board has a standing Audit Committee, Compensation Committee and Nominating Committee. Each of these committees has the responsibilities set forth in formal written charters adopted by the Board. The Company makes available on its website located at www.nationalresearch.com copies of each of these charters free of charge, and a copy of the Audit Committee’s charter is attached to this proxy statement as Appendix A.

        The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company’s accounting and financial reporting processes; and the audits of the financial statements of the Company. The Audit Committee presently consists of Paul C. Schorr III (Chairperson), JoAnn M. Martin and John N. Nunnelly. The Board has determined that JoAnn M. Martin qualifies as an “audit committee financial expert,” as that term is defined by the Securities and Exchange Commission, because she has the requisite attributes through, among other things, education and experience as a president, chief financial officer and certified public accountant. The Audit Committee held two meetings in 2003.

        The Compensation Committee reviews and recommends to the Board the compensation structure for the Company’s directors, officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administers the National Research Corporation 1997 Equity Incentive Plan (the “1997 Equity Incentive Plan”), under which no additional awards may be granted, the National Research Corporation 2001 Equity Incentive Plan (the “2001 Equity Incentive Plan”) and the National Research Corporation Director Stock Plan (the “Director Plan”). JoAnn M. Martin (Chairperson), John N. Nunnelly and Paul C. Schorr III are the current members of the Compensation Committee. The Compensation Committee held four meetings in 2003.

        The Nominating Committee consists of John N. Nunnelly (Chairperson), JoAnn M. Martin and Paul C. Schorr III. The Nominating Committee’s primary functions are to: (1) recommend persons to be selected by the Board as nominees for election as directors and (2) recommend persons to be elected to fill any vacancies on the Board. The Nominating Committee was created on February 5, 2004 and, therefore, held no meetings in 2003.

Nominations of Directors

        The Nominating Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s By-laws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of an intent to make such a nomination to the Secretary of the Company not less than 60 days or more than 90 days prior to the second Wednesday in the month of April.

        In identifying and evaluating nominees for director, the Nominating Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board of Directors is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Nominating Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. In addition, the Board and the Nominating Committee believe that the following specific qualities and skills are necessary for all directors to possess:

•	A director must display high personal and professional ethics, integrity and values.

•	A director must have the ability to exercise sound business judgment.

•	A director must be accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	A director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	A director must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

•	A director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.

        The Board also believes the following qualities or skills are necessary for one or more directors to possess:

•	At least one independent director must have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission and have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, as required by the rules of Nasdaq.

•	One or more of the directors generally must be active or former executive officers of public or private companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

•	Directors must be selected so that the Board is a diverse body.

Communications with the Board of Directors

        Shareholders may communicate with the Board by writing to National Research Corporation, Board of Directors (or, at the shareholder’s option, to a specific director), c/o Patrick E. Beans, Secretary, 1245 Q Street, Lincoln, Nebraska 68508. The Secretary will ensure that the communication is delivered to the Board or the specified director, as the case may be.

Director Compensation

        Directors who are executive officers of the Company receive no compensation for service as members of either the Board or committees thereof. Directors who are not executive officers of the Company receive an annual retainer of $10,000 and a fee of $500 for each committee meeting attended. Additionally, directors are reimbursed for out-of-pocket expenses associated with attending meetings of the Board and committees thereof.

        Pursuant to the Director Plan, each director who is not an associate (i.e., employee) of the Company receives an annual grant of an option to purchase 1,000 shares of Common Stock on the date of each annual meeting of shareholders. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant and vest one year after the grant date.

REPORT OF THE AUDIT COMMITTEE

        In accordance with its written charter, a copy of which is attached hereto as Appendix A, the Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company’s accounting and financial reporting processes; and the audits of the financial statements of the Company.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2003 Annual Report on Form 10-K with the Company’s management and independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, the Company’s independent auditors provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditors their independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. The Audit Committee has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees set forth in “Miscellaneous – Independent Auditors” was compatible with maintaining the independence of independent auditors and determined that such services did not adversely affect the independence of independent auditors.

        The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent auditors. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management. During 2003, no fees to the independent auditors were approved pursuant to the de minimis exception under the Securities and Exchange Commission’s rules.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

        This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Paul C. Schorr III, Chairperson
JoAnn M. Martin
John N. Nunnelly

PRINCIPAL SHAREHOLDERS

Management and Directors

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 29, 2004 by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; and (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. As of February 29, 2004, there were 7,260,286 shares of Common Stock outstanding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
Michael D. Hays(1)	4,842,216		66.7%
Patrick E. Beans	84,305	(2)(6)	1.2%
Jona S. Raasch	82,997	(3)(6)	1.1%
John N. Nunnelly	10,800	(6)	*
Joseph W. Carmichael	9,993	(4)(6)	*
Paul C. Schorr III	9,000	(5)(6)	*
JoAnn M. Martin	3,500	(6)	*
All directors, nominees and executive
officers as a group (7 persons)	5,042,811	(6)	69.0%

* Denotes less than 1%.

(1)	The address of Michael D. Hays is 1245 Q Street, Lincoln, Nebraska 68508.

(2)	Includes 1,500 shares held by Mr. Beans as custodian for his minor children and 35,294 shares owned by four trusts for which Mr. Beans is the sole trustee.

(3)	Includes 1,000 shares owned by Ms. Raasch’s husband, 1,350 shares held by Ms. Raasch as power of attorney for her father and 100 shares owned by Ms. Raasch’s minor children.

(4)	Includes 11 shares held by Mr. Carmichael as a result of his membership in an investment club.

(5)	Includes 3,000 shares owned by The Schorr Family Company, Inc., which Mr. Schorr manages.

(6)	Includes shares of Common Stock that may be purchased under stock options which are currently exercisable or exercisable within 60 days of February 29, 2004, as follows: Mr. Beans, 12,586 shares; Ms. Raasch, 14,457 shares; Mr. Schorr, 6,000 shares; Mr. Nunnelly, 6,000 shares; Mr. Carmichael 7,143 shares; Ms. Martin, 2,000 shares; and all directors, nominees and executive officers as a group, 48,186shares.

Other Beneficial Owners

        The following table sets forth certain information regarding beneficial ownership by the only other persons known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership information set forth below has been reported in filings made by the beneficial owners with the Securities and Exchange Commission.

Amount and Nature of Beneficial Ownership
	Voting Power		Investment Power
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Percent of Class
Cannell Capital LLC(1)	-0-	673,500	-0-	673,500	673,500	9.3%
150 California Street, Fifth Floor
San Francisco, CA 94111

(1)	Represents a joint filing by Cannell Capital LLC and the following affiliates of Cannell Capital LLC: J. Carlo Cannell; The Anegada Fund Limited; The Cuttyhunk Fund Limited; Tonga Partners, L.P.; GS Cannell Portfolio, LLC; and Pleiades Investment Partners, L.P.

EXECUTIVE COMPENSATION

Summary Compensation Information

        The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by the Company’s Chief Executive Officer and each of the Company’s three other most highly compensated executive officers whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 2003. The persons named in the table are sometimes referred to herein as the “named executive officers.”

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards	Payouts
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Securities Underlying Stock Options(#)	Long-Term Incentive Compensation Payouts($)	All Other Compensation ($)
Michael D. Hays	2003	$161,150	$29,094	--	38,182		$1,523 (2)
	2002	140,000	--	--	--	--	1,523
President and Chief	2001	140,000	26,250	--	--	--	1,523
Executive Officer
Jona S. Raasch	2003	$132,012	$25,975	--	34,091
Vice President and Chief	2002	125,000	--	--	--	--	--
Operations Officer	2001	120,000	22,500	--	10,435	--	--
Joseph W. Carmichael	2003	$125,850	$24,940	--	32,727
Senior Vice President	2002	120,000	--	--	--	--	--
	2001	100,000	16,875	--	10,714	--	--
Patrick E. Beans	2003	$120,663	$41,150	--	31,364
Vice President, Treasurer,	2002	115,000	--	--	--	--	--
Chief Financial Officer and	2001	100,000	16,875	--	6,429	--	--
Secretary

(1)	Certain personal benefits provided by the Company to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer’s salary and bonus in each respective year.

(2)	Premiums for disability insurance paid by the Company for the benefit of Mr. Hays.

Stock Options

        The Company has in effect the 2001 Equity Incentive Plan, pursuant to which options to purchase Common Stock may be granted to associates (i.e., employees) of the Company, including officers and associate-directors, and the 1997 Equity Incentive Plan, pursuant to which no additional stock option may be granted.

        The following table presents certain information as to grants of stock options made during 2003 to the named executive officers.

Option Grants in 2003

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in 2003	Exercise or Base Price ($/Share)	Expiration Date	At 5% Annual Growth Rate	At 10% Annual Growth Rate
Michael D. Hays	38,182	18.5%	$11.00	06/26/2013	$264,137	$669,375
Jona S. Raasch	34,091	16.6%	11.00	06/26/2013	235,836	597,665
Joseph W. Carmichael .	32,727	15.9%	11.00	06/26/2013	226,400	573,742
Patrick E. Beans	31,364	15.2%	11.00	06/26/2013	216,971	549,847

(1)	The options reflected in the table (which are nonstatutory options for purposes of the Internal Revenue Code) will each become fully exercisable five years from its date of grant.

(2)	This presentation is intended to disclose the potential value which would accrue to the optionee if the options were exercised the day before they would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.

        The following table sets forth information regarding the exercise of stock options by the named executive officers during 2003 and the year-end value of unexercised options held by such persons.

Aggregated Option Exercises in 2003

Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
	Shares Acquired on Exercise (#)	Value Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael D. Hays	--	--	--	38,182	$ --	$ 195,110
Jona S. Raasch	--	--	14,457	37,569	162,896	210,241
Joseph W. Carmichael	--	--	7,143	36,298	85,069	209,770
Patrick E. Beans	--	--	15,536	33,507	175,283	179,793

(1)	The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, respectively.

Report on Executive Compensation

        The Compensation Committee of the Board is responsible for all aspects of the Company’s compensation package offered to its corporate officers, including the named executive officers. The following report was prepared by members of the Compensation Committee.

        The Company’s executive compensation program is designed to promote a strong, direct relationship between performance (on both a Company and individual level) and compensation and to base compensation on the Company’s quarterly, annual and long-term performance goals by rewarding above-average corporate performance and recognizing individual initiative and achievement. The Company has developed an overall compensation strategy and specific compensation plans that are intended to be an effective tool for fostering the creation of shareholder value and the execution of the Company’s business plan. The overall objectives of this strategy are to make executive compensation generally competitive, with a substantial portion of such compensation contingent upon Company and individual performance, and to encourage equity ownership by the Company’s executive officers so that their interests are closely aligned with the interests of shareholders.

        During 2003, the Company retained a nationally-recognized compensation consultant to advise it with respect to compensation issues. The first step in the overall review of executive compensation was an analysis of the duties and responsibilities of each Company executive. Subsequently, the Company’s consultant compared the compensation for each Company executive with general market data for individuals with comparable job responsibilities. The Company’s consultant summarized its conclusions on Company executive compensation in a report finalized in April, 2003. The results of this study have provided, and will continue to provide in 2004, the framework for determining compensation for executives of the Company.

        The key elements of the Company’s executive compensation program consist of base salary, annual cash incentive and long-term equity incentive plan, which, based on the Company’s consultant’s recommendations and the Compensation Committee’s judgment, approximate, depending on the attainment of certain revenue and profitability levels, the following percentages of aggregate compensation: base salary, 50%; annual cash incentive, 25%; and long-term equity incentive plan, 25%; respectively. A general description of the elements of the Company’s compensation program, including the bases for the compensation awarded to the Company’s Chief Executive Officer for 2003, are discussed below.

        Base Salary. Base salaries are initially determined by evaluating the responsibilities of the position, the experience and contributions of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company’s executive officers are generally positioned within the range for comparable positions in companies of similar size offering similar services. While the Company believes it offers competitive base salaries, the Company attempts to keep executive base salary increases as low as possible in order to limit the Company’s exposure if performance targets are not met.

        Annual Cash Incentive. The Company’s executive officers are eligible for annual cash incentive awards under the Company’s incentive compensation program. Under this program, Company and individual performance objectives are established at the beginning of each year. Company performance objectives are based on the Company obtaining certain levels of revenues and/or net profits. Individual performance objectives are oriented to long-term objectives of the Company, with stated goals and activities to achieve those objectives specified for each individual.

        Long-Term Equity Incentive Plan. The 2001 Equity Incentive Plan is designed to encourage and create ownership of Common Stock by key executives, thereby promoting a close identity of interests between the Company’s management and its shareholders. The 2001 Equity Incentive Plan is also designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value. The Compensation Committee has determined that stock option grants to the Company’s associates, including key executive officers, are consistent with the Company’s best interest and the Company’s overall compensation program.

        Stock options are granted with an exercise price equal to the market value of the Common Stock on the date of grant. Vesting schedules are designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years and the executive remains in the Company’s employ.

        The Compensation Committee has granted stock options to key executive officers. See above under "--Stock Options."

        Chief Executive Officer Compensation. During 2003, the Company’s Chief Executive Officer, Michael D. Hays, was paid a salary of $161,150, was awarded $29,094 of cash incentives and was granted 38,182 stock options as part of the long-term equity incentive plan. In evaluating Mr. Hays’ performance during 2003, the Compensation Committee considered the Company’s overall financial performance and the achievement of long-term objectives of the Company.

        Section 162 (m) Limitation. The Company anticipates that all 2004 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Therefore, the Company determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

NATIONAL RESEARCH CORPORATION
COMPENSATION COMMITTEE

JoAnn M. Martin, Chairperson
John N. Nunnelly
Paul C. Schorr III

PERFORMANCE INFORMATION

        The following graph compares on a cumulative basis changes since December 31, 1998 in (a) the total shareholder return on the Common Stock with (b) the total return on the Nasdaq Stock Market (U.S.) Index and (c) the total return on the Russell 2000 Index. Such changes have been measured by dividing (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on December 31, 1998 in Common Stock, the Nasdaq Stock Market (U.S.) Index and the Russell 2000 Index.

        The Russell 2000 Index is an index of companies with market capitalizations similar to the Company. The Company has selected this index because, at this time, the Company does not believe it can reasonably identify a peer group for comparison. The Company believes that an index of companies with similar market capitalizations provides a reasonable basis for comparing total shareholder returns.

[GRAPHIC OMITTED]

	December 31, 1998	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003

NATIONAL RESEARCH CORPORATION	$ 100.00	$ 84.21	$ 84.21	$ 131.79	$ 198.48	$ 339.16

NASDAQ STOCK MARKET (U.S.) INDEX	100.00	186.20	126.78	96.96	68.65	108.18

RUSSELL 2000 INDEX	100.00	121.26	117.59	120.52	95.83	141.11

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that, during the fiscal year ended December 31, 2003, all of its directors and executive officers complied with the Section 16(a) filing requirements, except that each of the non-employee directors did not file timely Form 4s that were due May 5, 2003; and each of the executive officers did not file timely Form 4s that were due June 30, 2003.

MISCELLANEOUS

Independent Auditors

        KPMG LLP acted as the independent auditors for the Company in 2003 and it is anticipated that such firm will be similarly appointed to act in 2004. The Audit Committee is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent auditors. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

        The fees to KPMG LLP for the fiscal years ended December 31, 2003 and 2002 were as follows:

	2003	2002
Audit Fees(1)	$56,300	$68,475
Audit-Related Fees(2)	6,345	2,550
Tax Fees(3)	10,775	16,930
All Other Fees	--	--

Total	$73,420	$87,955

(1)	Audit of annual financial statements and review of financial statements included in Forms 10-Q.

(2)	Employee benefit plan audits, service auditors reports, foreign statutory audits and accounting consultations.

(3)	Tax consultations and tax return preparation including out-of-pocket expenses.

Shareholder Proposals

        Proposals that shareholders of the Company intend to present at and have included in the Company’s proxy statement for the 2005 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received by the Company by the close of business on December 4, 2004. In addition, a shareholder who otherwise intends to present business at the 2005 annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-Laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the second Wednesday in the month of April (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the By-Laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2005 annual meeting but do not intend to include in the Company’s proxy statement for such meeting) prior to February 14, 2005, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2005 annual meeting. If the Board chooses to present such proposal at the 2005 annual meeting, then the persons named in proxies solicited by the Board for the 2005 annual meeting may exercise discretionary voting power with respect to such proposal.

Other Matters

        The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular associates of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

        Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Patrick E. Beans, Secretary, National Research Corporation, 1245 Q Street, Lincoln, Nebraska 68508.

By Order of the Board of Directors
NATIONAL RESEARCH CORPORATION
Patrick E. Beans
Secretary

April 2, 2004

Appendix A

NATIONAL RESEARCH CORPORATION

CHARTER OF THE AUDIT COMMITTEE

I.	PURPOSE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by overseeing the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company’s accounting and financial reporting processes; and the audits of the financial statements of the Company. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company's independent accountants.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board.

•	Prepare the report of the Audit Committee required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s proxy statement for its annual meeting of shareholders.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Sections IV through VII of this Charter.

II.	COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc. (“Nasdaq”), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC. All members of the Committee shall be able to read and understand fundamental financial statements, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC and have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, as required by the rules of Nasdaq.

The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board.

III.	MEETINGS

The Committee shall meet at least as frequently as circumstances dictate and shall periodically meet in executive session without management. Any member of the Committee may call meetings of the Committee.

As part of its job to foster open communication, the Committee should meet periodically with management and the independent accountants in separate sessions, if requested, to discuss any matters that the Committee or each of these groups believe should be discussed privately.

The Committee may request any officer or employee of the Company, the Company’s or the Committee’s outside counsel or independent accountants, or other consultants and advisors to attend a meeting of the Committee or to meet with any members of the Committee.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review

1.	Review and, if appropriate, update this Charter at least annually and as conditions dictate and cause this Charter to be published in the Company’s proxy statement in accordance with SEC rules.

2.	Review and discuss with management and the Company’s independent accountants the Company’s annual audited financial statements and the independent accountants’ report thereon, including disclosures made in management’s discussion and analysis, contained in the Company’s Form 10-K and annual report to shareholders prior to the filing or distribution thereof. As part of the review process, the Committee will recommend to the Board whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

3.	Review and, if necessary, discuss with management and the independent accountants the Company’s quarterly and annual earnings press releases, prior to their release; provided that the Committee members may perform these tasks individually and the Committee may delegate this responsibility to one or more members of the Committee.

4.	Review and discuss with management and the independent accountants the Company’s Quarterly Reports on Form 10-Q, prior to their filing, including disclosures made in management’s discussion and analysis, as well as the results of the independent accountants’ review of the quarterly financial statements.

5.	In consultation with the management and the independent accountants consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures, including the Company’s risk assessment and risk management policies. Review significant findings prepared by the independent accountants together with management’s responses.

6.	Discuss with management and the independent accountants significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements and any major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of significant internal control deficiencies.

Independent Accountants

7.	Possess and exercise full authority and direct responsibility for the appointment, compensation, terms of engagement, including retention and termination, and oversight of the work of the Company’s independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report. The independent accountants shall report directly to the Committee.

8.	Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants, subject to the de minimis exception for non-audit services allowed by law which are approved by the Committee prior to the completion of the audit. The Chair or the Chair’s designee on the Committee may grant preapprovals of audit and permitted non-audit services, provided that such preapprovals shall be presented to the full Committee at its next scheduled meeting.

9.	On an annual basis, obtain from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall review and discuss the contents of the written statement and other independence matters, including partner rotation, with the independent accountants and assess their independence.

10.	Set clear policies for the hiring by the Company of employees or former employees of the independent accountants who participated in any capacity in the audit of the Company.

11.	Review with the independent accountants the audit scope and plan of the independent accountants.

Financial Reporting Processes

12.	In consultation with the independent accountants, review the integrity of the Company’s financial reporting processes.

13.	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

14.	Consider and approve, if appropriate, significant changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants and management.

V.	CONTINUOUS ACTIVITIES — GENERAL

1.	Provide an open avenue of communication between the independent accountants and the Board.

2.	Inquire of management and the independent accountants about significant risks and exposures and assess the steps management has taken to minimize such risks and exposures.

3.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.	Approve all related party transactions to the extent required by the rules of Nasdaq.

5.	Oversee the interpretation and enforcement of the Code of Business Conduct and Ethics.

VI.	CONTINUOUS ACTIVITIES — REPORTING SPECIFIC POLICIES

1.	Advise financial management and the independent accountants they are expected to provide a timely analysis of significant current financial reporting issues and practices.

2.	The Committee shall receive and review reports from the independent accountants regarding:

a.	All critical accounting policies and practices to be used in the audit;

b.	All alternative treatments of financial information within Generally Accepted Accounting Principles that have been discussed with management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants;

c.	Other material written communications between the independent accountants and management of the Company, such as any management letter or schedule of unadjusted differences.

3.	The Committee shall review disclosures made to the Committee by the Company’s chief executive officer and chief financial officer, or equivalent, during their certification process for the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

4.	The Committee shall report regularly to the Board (a) following meetings of the Committee, (b) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (c) with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Committee’s Chair or any other member of the Committee designated by the Committee to make such report.

5.	The Committee shall maintain minutes or other records of meetings and activities of the Committee.

VII.	SCHEDULED ACTIVITIES

1.	Review with management and the independent accountants the results of annual audits and related comments deemed appropriate including:

a.	Any significant changes required in the independent accountants’ audit plans.

b.	Any difficulties or disputes with management encountered during the course of the audit.

c.	Other matters related to the conduct of the audit which are to be communicated to the Committee under Statement on Auditing Standards No. 1 or otherwise under Generally Accepted Auditing Standards.

2.	Prepare and approve an annual report of the Committee to be included in the Company’s proxy statement for its annual meeting of shareholders.

VIII.	OUTSIDE ADVISORS AND FUNDING

1.	The Committee shall have the authority to retain additional legal, accounting or other advisers, as it deems necessary to advise the Committee.

2.	The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisers employed by the Committee.

PLEASE SIGN, DATE AND RETURN USING THE ENVELOPE PROVIDED

NATIONAL RESEARCH CORPORATION
2004 ANNUAL MEETING OF SHAREHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Michael D. Hays and Patrick E. Beans, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of National Research Corporation held of record by the undersigned on March 22, 2004, at the annual meeting of shareholders to be held on May 6, 2004, or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of the Board’s nominees.

1.	ELECTION OF DIRECTOR:	Patrick E. Beans
(Term expiring at the 2007 Annual Meeting)
|_|	FOR the nominee listed	|_| WITHHOLD AUTHORITY
	above.	to vote for the nominee listed above

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Check appropriate box	Date ________________________, 2004
Indicate changes below:

Address Change?    |_|        Name Change?    |_|

NO. OF SHARES
|_|	Please check this box if you plan to attend	__________________________________________________
	the Annual Meeting. Number of persons	(Registered Owner)
attending: _____.
__________________________________________________
(Registered Owner if held jointly)

Signature(s) in Box
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.